TERMINATION OF
                       AMENDED AND RESTATED LOAN AGREEMENT
                          DATED AS OF DECEMBER 27, 1999

     This Termination Agreement is made effective and entered into as of March 30, 2001 by and among GREYSTONE FUNDING CORPORATION, a Virginia corporation (the "Lender"), SCHICK TECHNOLOGIES, INC., a Delaware corporation (the "Company") and SCHICK TECHNOLOGIES, INC., a New York corporation ("Schick New York") (The Company and Schick New York are collectively referred to herein as the "Borrowers").

                              W I T N E S S E T H:

     WHEREAS, the parties entered into a Loan Agreement, made and entered into December 27, 1999, and entered into an Amended and Restated Loan Agreement, made effective and entered into as of December 27, 1999 (as amended and restated, the "Agreement"), pursuant to which the Lender agreed to extend to the Borrowers a loan and line of credit in the principal amount of up to $7,500,000, in accordance with the terms set forth therein and in ancillary documentation, including a Line of Credit Promissory Note, executed by the Borrowers and dated December 27, 1999 (the "Promissory Note"); and

     WHEREAS, the parties acknowledge that, as of July 5, 2001, the Borrowers have fully repaid all outstanding Advances under the Line of Credit, together with all unpaid accrued interest thereon, and the Line of Credit has been surrendered and terminated, and any and all rights of the Borrowers to request or receive any further Advances from the Lender have been rescinded in their entirety.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Termination. The Loan Agreement, Promissory Note and Security Documents are hereby terminated as of July 5, 2001 (the "Termination Date"). The Lender deems all of the Borrowers' obligations thereunder to have been fully satisfied as of March 31, 2001 and through the Termination Date. The Lender shall execute and deliver such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests pursuant to Section 13 of the Security Agreement.

     2. Salary Reimbursement. For so long as Jeffrey Slovin holds the office of President, the Company will reimburse the Lender an amount of $16,666.67 on a monthly basis.

     3. Execution in Counterparts. This Termination Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     4. Continuing Agreements. Notwithstanding anything herein to the contrary, each of the (a) 5 million Warrants held by the Lender and its assigns to purchase Common Stock of the Company (b) Registration Rights Agreement, (c) Indemnification Agreement, dated December 27, 1999, among the Company, Jeffrey Slovin and Robert Barolak, and (d) Senior Indebtedness, shall remain in full force and effect. Additionally, of the 750,000 stock options referenced in
Section 5.18 of the Agreement, 500,000 employee stock options (issuable under the Borrowers' Employee Stock Option Plan) shall be issued as follows: the employees who shall be the recipients of such options, the number of options to be granted to each of them and the exercise price shall be designated by the Compensation Committee of the Company's Board of Directors, subject to the approval of the Lender.

     5. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Termination
Agreement as of the year and date first above written.


                               GREYSTONE FUNDING CORPORATION


                               By: /s/ Bob Barolak
                                    Bob Barolak
                                    Vice-President


                               SCHICK TECHNOLOGIES, INC., a Delaware corporation


                               By: /s/ David Schick
                                     David Schick
                                     Chief Executive Officer



                               SCHICK TECHNOLOGIES, INC., a New York corporation


                               By: /s/ David Schick
                                     David Schick
                                     Chief Executive Officer